Sub-Item 77I - Terms of New or Amended Securities

(a)  N/A

(b) On March 2, 2000, the United Association S&P 500 Index Fund (the "Fund") commenced offering shares. With respect to the United Association S&P 500 Index Fund the Registrant incorporates herein by this reference Post-Effective Amendment No. 15 to the Trust's Registration Statement on Form N-1A (Nos. 33-72424 and 811-08194), with specific reference to pages 4-8 and 19-31 for a description of the Fund, as filed with the SEC on February 14, 2000 and which Amendment became effective on February 14, 2000.